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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20349

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 5, 2005

                               THE AES CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                      001-12291                       54-1163725
(State or other jurisdiction of   (Commission File Number)   (I.R.S Employer Identification No.)
         incorporation)


                       1001 North 19th Street, 20th Floor
                            Arlington, Virginia 22209
          (Address of principal executive offices, including zip code)


               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE
          (Former Name or Former Address, if changed since last report)


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Item 1.01 Entry into a Material Definitive Agreement.

                  As of May 4, 2005, William Luraschi, formerly General Counsel for The AES Corporation ("AES"), has been appointed to lead Corporate Development and Strategy for AES. Mr. Luraschi will remain an Executive Vice President and a member of the Executive Office. In connection with this appointment, Mr. Luraschi has received a retention grant of 59,079 restricted stock units under The AES Corporation 2003 Long Term Compensation Plan (the "Plan"). The grant is scheduled to vest one third per year for three years and will be paid out in accordance with terms determined by the Board of Directors pursuant to the Plan. In addition, Mr. Luraschi's annual base salary has been increased by $30,000 to $460,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                  On May 5, 2005, AES issued a press release announcing a new regional organizational structure which includes, among other changes, the appointment, effective as of May 4, 2005, of four new regional presidents.

                  David Gee (50) was appointed to serve as regional President of AES's North America group. Mr. Gee served as Vice President of Strategy for AES since 2004. Prior to joining AES, he served as Vice President -- Strategic Planning at PG&E Corporation from 2002 - 2003 and was a consultant at McKinsey and Company from 1985 - 2000. AES has not entered into an employment agreement with Mr. Gee in connection with Mr. Gee's appointment.

                  Andres Gluski (47) was appointed to serve as regional President of AES's Latin America group. Mr. Gluski joined AES in 1998 and has since held several senior leadership positions including Senior Vice President, Caribbean and Central America and Chairman and CEO of Electricidad de Caracas, a subsidiary of AES. AES has not entered into an employment agreement with Mr. Gluski in connection with Mr. Gluski's appointment.

                  Haresh Jainsinghani (38) was appointed to serve as regional President of AES's Asia group. Mr. Jaisinghani joined AES in 1994 and has since held several senior leadership positions, including Officer and Vice President of AES in Asia, where he managed operations and business development. AES has not entered into an employment agreement with Mr. Jainsinghani in connection with Mr. Jainsinghani's appointment.


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                  Shazhad Qasim (50) was appointed to serve as regional
President of AES's Europe, Africa and the Middle East group. Mr. Qasim joined AES in 1992 and has since held senior leadership positions, including Senior Vice President and General Manager of AES in the Middle East and North Africa, where he was responsible for business development and operations. AES has not entered into an employment agreement with Mr. Qasim in connection with Mr. Qasim's appointment.

                  As part of the new organizational structure, John Ruggirello, formerly Chief Operating Officer - Contract Generation and acting COO-Integrated Utilities, will remain Executive Vice President and a member of the Executive Office.

Item 8.01 Other Events.

                  On May 5, 2005, AES issued a press release announcing a new regional organizational structure. A copy of the press release is set forth as exhibit 99.1 to this corporate report and is incorporated by reference into this
Item 8.01.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    The AES Corporation


Date:  May 6, 2005                  By:   /s/ Vincent W. Mathis
                                        -----------------------------------
                                                Name:  Vincent W. Mathis
                                                Title: Assistant General Counsel


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                                INDEX TO EXHIBITS


Exhibit No.                Description
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99.1                       Press Release dated May 5, 2005